Exhibit 10.7

Execution Version

AMENDED AND RESTATED EXCLUSIVITY AGREEMENT

This Amended and Restated Exclusivity Agreement (“Agreement”) is made as of September 2, 2022 (the “Effective Date”) by and among Feenix Payment Systems, LLC, a Delaware limited liability company (“FPS”), each “Merchant” identified on the signature pages hereto (individually and collectively, the “Merchant”), and each of the other Merchant Companies from time to time party hereto. FPS, the Merchant and each other Merchant Company may each be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of the Effective Date (as amended, modified, supplemented, extended, restated or renewed from time to time, the “Loan Agreement”) by and among Altitude International Holdings, Inc., Trident Water, LLC and Altitude Hospitality LLC (“Hospitality”), as borrowers, FVP Servicing, LLC, as administrative agent (“Agent”), and the Lenders (as defined in the Loan Agreement) from time to time party thereto, the Lenders have provided financing to the Merchant (the “Financing”); and

WHEREAS, in connection with the Financing, the Merchant Companies are entering into this Agreement in connection with the Merchant Companies’ utilization of credit card processing and other related services provided by FPS (as further described below).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1. SERVICES; EXCLUSIVITY.

(a) Services. Effective as of the Effective Date, FPS or an authorized third-party vendor on its behalf (each, a “Vendor”) shall be the exclusive provider to each Merchant Company of the following services (collectively, the “FPS Services”): (i) authorization, electronic draft capture, submission of transactions to Payment Networks (as defined below), and additional related services for credit cards, debit cards, electronic benefit transfer (EBT) cards, travel and entertainment cards, and other credit or debit card sales originated by the Merchant Companies (or any of them) and (ii) services related to the settlement of Visa, MasterCard, Discover, American Express and PayPal transactions (and certain other transaction card transactions) processed for any Merchant Company. Each Merchant Company acknowledges that each Merchant Company is to be approved by FPS and each Vendor in their sole discretion and Merchant Companies will be able to utilize the FPS Services effective only upon such approval and pursuant to the terms of this Agreement.

“Merchant Company” means (i) the Merchant, (ii) each of the Merchant Companies identified on the signature pages hereto as of the Effective Date, and (iii) Rush Soccer (or any successor thereto, by merger, name change or otherwise; such entity being referred to herein as “Rush Soccer”) subject to (and effective only upon) the Merchant, any other Merchant Company or any of their respective subsidiaries or affiliates obtaining the power or discretion to choose or designate the provider of services similar to the FPS Services for and on behalf of Rush Soccer (the date on which Rush Soccer becomes a Merchant Company in accordance with this subclause (iii) being referred to herein as the “Rush Soccer Effective Date”).

“Merchant Companies” shall be a collective reference to the Merchant and each other Merchant Company.

“Payment Networks” shall mean Visa, MasterCard, American Express, Discover, PayPal and any credit or debit card network issuing credit cards, debit cards, electronic benefit transfer (EBT) cards, travel and entertainment cards, and other credit or debit cards, and with respect to electronic benefit transfer (EBT) transactions, the electronic benefit transfer (EBT) system, including without limitation the QUEST network, used or maintained by each governmental authority (or its EBT service provider) issuing electronic benefit transfer (EBT) cards for the electronic movement of funds.

(b) Merchant Agreements. Upon approval by FPS of each Merchant Company, such Merchant Company will be presented with an online or written application and/or agreement that will govern the relationship between such Merchant Company, FPS and/or a Vendor in regard to the FPS Services. Each Merchant Company will have a separate contract with FPS or a Vendor (in each case as amended, restated, supplemented or otherwise modified from time to time, the “Merchant Agreements”) that fully define the FPS Services and related provisions. Such Merchant Agreements may be Customer Processing Agreements (or similar agreements, including all of the terms, addenda, schedules, and exhibits thereto) that any of the Merchant Companies enters into governing the terms by which processing services and products are provided to each such Merchant Company, including each “Customer Processing Agreement” with (i) Citizens Bank, N.A., a federally chartered financial institution having its principal office at 1 Citizens Plaza, Providence, Rhode Island 02903 and Worldpay US, Inc., a Georgia corporation with offices at 201 17th St., NW, Suite 1000, Atlanta, Georgia 30363; (ii) Fifth Third Bank, N.A. a federally chartered financial institution having its principal office at 38 Fountain Square Plaza, Cincinnati, OH 45263 and Vantiv Inc., a Delaware corporation with offices at 8500 Governors Hill Drive, Symmes Township, OH 45249; (iii) Wells Fargo Bank, N.A. a federally chartered financial institution having its principal office at 1499 N. Main Street, Walnut Creek, CA 94595 and First Data Corporation, a Delaware corporation with offices at 225 Liberty Street, 29th Floor, New York, NY 10281 or (iv) any other merchant bank and credit card processing company that FPS designates from time to time and in each case, under sub clauses (i), (ii) and (iii), as amended, restated, supplemented or otherwise modified from time to time. From time to time, but not more than two times without the consent of the Merchant or any Merchant Company, FPS may choose another party to provide Customer Processing Agreements and each Merchant Company agrees to work in good faith to transfer their existing Customer Processing Agreements provided that such party providing Customer Processing Agreements has annual gross processing volumes exceeding $1 billion and FPS reimburses each Merchant Company for all reasonable changeover expenses incurred.

(c) Fees, Costs and Expenses. The Merchant Companies shall pay or cause to be paid to FPS (or its designee) or a Vendor which is a counterparty to the applicable Merchant Agreement(s) the Processing Fees (as defined in Schedule A) and other amounts set forth on Schedule A, which is incorporated herein by reference. All such amounts are exclusive of any other amounts owed by Merchant or any of its affiliates to FPS, FVP or any of their respective affiliates, or any other amounts owing from time to time under the Loan Agreement. For the avoidance of doubt, the Lenders of the New Loans (as defined in the Loan Agreement) shall be entitled to their respective portions of the Hospitality Processing Fees only.

(d) Exclusive Services. FPS (or a Vendor on its behalf) shall be the exclusive provider of services similar to the FPS Services during the Term of this Agreement to each Merchant Company so long as such Merchant Company is approved by FPS pursuant to Section 1(a). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, during the Term of this Agreement, no Merchant Company, or its principals, subsidiaries or affiliates shall (i) utilize the services of any bank, corporation, entity, or person other than FPS (or a Vendor on its behalf) to provide services similar to the FPS Services contemplated in this Agreement or (ii) enter into any agreement with any other bank, corporation, entity, or person other than FPS (or a Vendor on its behalf) if such Merchant Company has been approved by FPS and/or its Vendors for services similar to the FPS Services contemplated in this Agreement.

2. INDEPENDENT CONTRACTOR. The Parties’ relationship shall be that of independent contractors, and nothing in this Agreement shall be construed to create a partnership, agency, joint venture, or employer-employee relationship. No Party is an agent of the other, and no Party is authorized to make any representations or commitments on behalf of the other. The Merchant is solely responsible for all taxes relating to its performance of services and receipt of payments hereunder on behalf of itself and each other Merchant Company.

3. CONFIDENTIALITY.

(a) The Party receiving (each, a “Receiving Party”) Confidential Information (as defined below) from the disclosing Party (each, a “Disclosing Party”) will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees or contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party’s duty hereunder (the “Representatives”). The Receiving Party will protect the Disclosing Party’s Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care. “Confidential Information” means any financial, business or technical information of the Disclosing Party, whether written or verbal, including any notes, summaries, reports, analyses, studies or other material derived or prepared by the Receiving Party or its Representatives in whole or in part from such information in whatever form maintained, including, but not limited to, software, documentation, algorithms, devices, compilations of information, techniques or processes, inventions, products and their pricing, manufacturing processes, designs, artwork, information related to suppliers, information about business relationships between the Parties and third parties, the terms of this Agreement, trade secrets, business and financial information, source code, machine and operator instructions, business methods, procedures, know-how and other information of every kind that relates to the business of any Party or its affiliates and is marked or identified as confidential, or disclosed in circumstances that would lead a reasonable person to believe such information is confidential. Confidential Information shall not include information: (i) already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party; (ii) disclosed to the Receiving Party by a third-party who had the right to make such disclosure without any confidentiality restrictions; (iii) generally available to the public, through no fault of the Receiving Party; or (iv) independently developed by the Receiving Party without access to, or use of, the Disclosing Party’s Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is: (A) approved in writing by the Disclosing Party; (B) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or (C) required by law or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party sufficiently in advance of the required disclosure.

(b) Each Party agrees that monetary damages may not be an adequate remedy for any breach of this Agreement by the breaching party or its Representatives, including improper disclosure or use of Confidential Information, and that, in addition to all other remedies, the Disclosing Party shall be entitled to appropriate injunctive or equitable relief, which may include specific performance, without waiving any other right or remedy and without the need to post any bond, and that the Receiving Party shall not resist an application for such relief on the ground that the Disclosing Party has an adequate remedy at law. The Parties’ obligation under this Section 3 shall survive termination of this Agreement and shall continue in effect in accordance with their terms.

4. REPRESENTATIONS; WARRANTIES AND COVENANTS. Each Party represents, warrants, and covenants to each other Party (as applicable) that:

(a) Corporate Existence. Such Party is duly organized and validly existing under the laws of the state where organized and is duly qualified and authorized to do business and to perform its obligations under this Agreement. Each Party is capable of fully and satisfactorily performing all of its obligations set forth in this Agreement, and has the requisite hardware, software, technology, skills, appropriate licensing and personnel to do so.

(b) Corporate Power and Authorization. Such Party has the power and authority to enter into and perform the Agreement and the execution, delivery and performance of the Agreement has been duly authorized by all necessary action on such Party’s behalf and does not contravene its charter, operating agreement, organizational documents, or any indenture, mortgage, credit agreement, license or other agreement or instrument to which such Party is a party, or by which it or any of its property is bound, or any law, judgment or governmental rule, regulation or order applicable to it.

(c) Valid Legal Obligation. The Agreement constitutes such Party’s legal, valid and binding obligation, enforceable against it in accordance with the respective terms hereof except as such enforcement may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d) Non-contravention. There are no actions or proceedings pending or threatened against such Party before any court or administrative agency that are likely to have a material adverse effect on such Party’s condition or the results of its operations or its ability to perform its obligations under the Agreement.

(e) No Third Party Approval. No authorization, approval or license or other action by, and no notice to or filing with, any governmental entity or any other third-party is required for the due execution, delivery and performance by such Party of the Agreement or for the consummation of the transactions contemplated hereby.

(f) Compliance with Laws; Record Keeping. Each Party agrees to abide by all applicable laws, regulations, and professional standards in carrying out its duties under this Agreement. Each Party agrees to maintain and provide each other Party with information and documentation which such other Party may reasonably require from time to time. Further, each Merchant Company shall, and shall cause each other Merchant Company to, comply with (i) all of the operating rules, regulations, requirements, policy statements, guidelines, bulletins, notices, and similar documents described in any applicable Merchant Agreement and (ii) all federal, state, local, or other laws, rules, and regulations applicable to such Merchant Company.

(g) Other Processors. No Merchant Company shall, nor shall any Merchant Company permit any other Merchant Company to, (i) use any equipment or point of sale terminals other than those compatible with FPS’s (or its Vendor’s) proprietary processing system or (ii) permit transactions to be processed by any other processor during the Term, except as otherwise provided herein.

(h) Merchant Processing Transition and Fees. Prior to the Effective Date (or, solely with respect to Rush Soccer, the Rush Soccer Effective Date), each Merchant Company shall (i) submit the Merchant Agreements described in Section 1(b) hereof for approval by FPS and its Vendors and prior to the closing of the Financing (or, solely with respect to Rush Soccer, the Rush Soccer Effective Date), all such Merchant Agreements must be approved by FPS and its Vendors and (ii) transition its point of sale system, platform and gateway (as necessary) so that FPS is the exclusive merchant processor for the Merchant Companies as set forth in this Agreement. If such transition is not completed prior to the Effective Date (or, solely with respect to the Rush Soccer, the date on which FPS and Rush Soccer shall have completed such transition, with each party acting diligently and in good faith to consummate the same, but in no event later than the one (1) year anniversary of the Rush Soccer Effective Date), for each Merchant, the Merchant will (i) provide FPS with weekly reports from each current merchant processor and/or the Merchant’s website, showing gross processing volume from the Merchant Companies and (ii) pay FPS a processing commitment fee in an amount equal to one percent (1.0%) of the gross processing volume of transactions of the Merchant Companies that are not utilizing FPS as their exclusive merchant processor until such transition is completed, which fees shall be due and payable to FPS on or prior to the fifth (5th) day of each calendar month attributable to the prior calendar month, beginning with the first calendar month following the Effective Date (or, solely with respect to Rush Soccer, the one (1) year anniversary of the Effective Date).

5. TERM AND TERMINATION.

(a) Term. The initial term of this Agreement will be from the Effective Date until the date which is one (1) year following the date upon which all indebtedness owing by the Merchant and / or its affiliates to Agent and the Lenders (including, without limitation, all Obligations (as defined in the Loan Agreement)) has been indefeasibly repaid in full (the “Initial Term”) and will thereafter renew automatically until the ten (10) year anniversary of the Effective Date (the “First Renewal Term”). Unless and until this Agreement is terminated following the First Renewal Term in accordance with this Agreement, this Agreement will renew automatically for successive one (1) year terms (each, a “Subsequent Renewal Term”, and together with the Initial Term and First Renewal Term, the “Term”).

(b) Termination. This Agreement shall not be terminated without the prior written consent of each of the Parties to this Agreement; provided, however:

i. Merchant may terminate this Agreement (A) in the event that FPS does not exercise its right of first refusal under Section 5(c) with respect to the Alternative Fee Proposal (as defined below) during the applicable Acceptance Period (as defined below) related thereto, at any time during the thirty (30) calendar day period following the expiration of such Acceptance Period by delivering a written termination notice to FPS (with such termination being effective thirty (30) calendar days following the date such written termination notice was received by FPS), (B) at any time following a material breach of this Agreement by FPS which is not remedied to the reasonable satisfaction of Merchant within sixty (60) days of receipt of written notice by FPS from Merchant identifying in reasonable detail the reasons for such breach and (C) at any time following the First Renewal Term by giving written notice of termination to FPS at least sixty (60) days prior to the expiration of the First Renewal Term or the Subsequent Renewal Term, as applicable (with such termination being effective as of the expiration of the First Renewal Term or the Subsequent Renewal Term, as applicable); and

ii. FPS may terminate this Agreement (A) at any time following a material breach of this Agreement by Merchant or any other Merchant Company which is not remedied to the reasonable satisfaction of FPS within sixty (60) days of receipt of written notice by Merchant from FPS identifying in reasonable detail the reasons for such breach, (B) at any time following the First Renewal Term by giving sixty (60) days prior written notice, and (C) immediately by giving written notice of termination to Merchant in the event that (1) any of Visa, MasterCard, NACHA or similar entity (an “Association”) so require, (2) a Merchant Agreement is terminated by the respective Vendor or (3) if required by its member bank, an Association or by law to terminate this Agreement.

(c) Alternative Fee Proposal; Termination. Notwithstanding anything in this Agreement to the contrary, at any time and from time to time, following the Initial Term, the Merchant, acting in good faith, may solicit pricing terms from bona fide third-party merchant processors which are not directly or indirectly affiliated with Merchant, any Merchant Company or any of their affiliates or subsidiaries. In the event that any such bona fide third-party merchant processor makes a binding offer to the Merchant to provide services substantially similar to the FPS Services (such bona fide offer, an “Alternative Fee Proposal”), the Merchant shall provide written notice of the terms of such Alternative Fee Proposal to FPS and FPS shall have the right of first refusal to match the Alternative Fee Proposal during the forty-five (45) day period beginning on the date such written notice detailing the Alternative Fee Proposal was received by FPS (the “Acceptance Period”). In the event that FPS exercises its right of first refusal to match the Alternative Fee Proposal, this Exclusivity Agreement will be amended to reflect the agreed-upon terms and shall be effective as soon as practicable upon the expiration of the Acceptance Period. In the event that FPS does not exercise its right of first refusal to match the Alternative Fee Proposal during the Acceptance Period, the Merchant may terminate this Agreement in accordance with express provisions of Section 5(b)(i)(A).

6. DEFAULT; REMEDIES. If any of the following events (each an “Event of Default”) shall occur: (i) failure of FPS to be the exclusive provider of FPS Services to the Merchant Companies; (ii) failure by any Merchant Company to pay all Processing Fees; (iii) a breach of any representation, warranty or covenant contained herein or in any other Loan Document; (iv) a default or Event of Default under any Loan Document (as defined in the Loan Agreement) which default(s) or Event of Defaults are incorporated by reference herein and shall survive repayment in full of all obligations owing under the Loan Agreement and the termination of the Loan Agreement; then, or at any time after the happening of an Event of Default, FPS may without demand of performance or other demand, presentment, protest or notice of any kind (except for notice required by applicable law) to or upon Merchant (A) seek payment of all Processing Fees due and owing, including Processing Fees due and owing by a Merchant Company which has not yet entered into a Merchant Agreement but is required to enter into a Merchant Agreement pursuant to the terms herein; (B) seek all available equitable remedies, including but not limited to, specific performance of Merchant Companies obligations hereunder; and/or (C) seek to enforce any remedy provided under the Loan Agreement, which enumerated remedies are incorporated by reference herein and shall survive repayment in full of all obligations owing under the Loan Agreement and the termination of the Loan Agreement. The Merchant Companies agree, on a joint and several basis, to pay on demand all costs and expenses (including fees and expenses of legal counsel) incurred by FPS in connection with the enforcement (whether through legal proceedings, negotiations or otherwise) of this Agreement. In the event that the Merchant Companies fail to so pay, reimburse and satisfy such cost and expense or indemnify in accordance with the terms contained in this Agreement, the same shall bear interest at the Default Rate (as defined in the Loan Agreement) from the date of such Event of Default.

7. LIABILITY; LIMITATION OF LIABILITY. NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FPS SERVICES, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT IF IT FAILS TO COMPLY WITH THE TERMS OF THIS AGREEMENT, THE OTHER PARTY WILL SUFFER IRREPARABLE HARM WHICH MAY NOT BE ADEQUATELY COMPENSATED FOR BY MONETARY DAMAGES ALONE. EACH PARTY, THEREFORE, AGREES THAT IN THE EVENT OF ITS BREACH OR THREATENED BREACH OF THIS AGREEMENT, THE OTHER PARTY SHALL BE ENTITLED TO INJUNCTIVE AND/OR OTHER PRELIMINARY OR EQUITABLE RELIEF, IN ADDITION TO ANY OTHER REMEDIES AS PROVIDED FOR IN THIS AGREEMENT.

8. INDEMNIFICATION. Each Party agrees to indemnify, defend, and hold harmless each other Party, its partners, employees, members, directors, managers, officers or agents from and against any actual out-of-pocket loss, liability, damage, penalty or expense (including reasonable and documented attorneys’ fees) they may suffer or incur as a result of (i) any failure by the Party or any employee, agent or affiliate of the Party to comply with the terms of this Agreement; (ii) any warranty or representation made by the Party being breached, false or misleading; (iii) any representation or warranty made by the Party or any employee or agent of the Party to any third person other than as specifically authorized by this Agreement, (iv) the manner or method in which the Party performs its services pursuant to this Agreement, (v) negligence of the Party or its subcontractors, agents or employees, or (vi) any alleged or actual violations by the Party or its subcontractors, employees or agents of any governmental laws, regulations or rules. Notwithstanding the foregoing, (x) no Party shall be required to indemnify, defend, or hold harmless any other Party, if the resulting loss, liability, damage, penalty or expense was directly caused by the Party seeking indemnification; and (y) FPS shall not be required to indemnify, defend, or hold harmless any Merchant Company or any of its partners, employees, members, directors, managers, officers or agents from or against any loss, liability, damage, penalty or expense caused by the termination of any Merchant Agreement by the respective Vendor party thereto.

9. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, overnight courier, telecopy (confirmed by a mailed copy), or first class mail, postage prepaid (a) if to the Merchant or any other Merchant Company to the address of Merchant set forth on the signature pages hereto or such other address for Merchant Company as is communicated to FPS from time to time after the Effective Date, and (b) if to FPS, to the address of FPS set forth on the signature pages hereto or such other address for FPS as is communicated to Merchant from time to time after the Effective Date.

10. MUTUAL COOPERATION. The Parties agree to cooperate with each other to implement the purpose of this Agreement and in carrying out their respective obligations.

11. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles). Without limitation of Section 11(b) below, each Party hereby agrees that such courts shall have exclusive personal jurisdiction and venue with respect to such Party, and each Party hereby submits to the exclusive personal jurisdiction and venue of such courts.

(b) The Parties agree to submit all controversies arising hereunder or concerning any transaction, dispute or the construction, performance or breach of this Agreement, to arbitration in accordance with the provisions set forth below and acknowledge that: (i) arbitration is final and binding on the Parties; (ii) the Parties are waiving their rights to seek remedies in court, including the right to a JURY TRIAL; and (iii) pre-arbitration discovery generally is more limited than and different from court proceedings.

(i) Controversies shall be determined by arbitration in New York, NY, administered by JAMS pursuant to the Arbitration Rules.

(ii) Arbitrations conducted pursuant to this Section shall be before a panel of one arbitrator selected by the Parties within 14 days of filing the request for arbitration or, if the parties fail to select an arbitrator within 14 days of filing the request for arbitration, selected by JAMS in accordance with Rule 15.1 of the Arbitration Rules.

(iii) The arbitrator shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify, or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence shall not apply if such damages are statutorily imposed.

(iv) The arbitrator shall issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. Every aspect of the arbitration, including the award, shall be treated as Confidential Information. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the Party or Parties against whom such award is rendered. Each Party agrees that the determination of the arbitrator shall be binding and conclusive upon it.

(v) The arbitrator shall determine, and award to, the substantially prevailing Party all its reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, arbitration and court costs, travel expenses, out-of-pocket expenses (including copying and telephone expenses), witness fees, and third-party professional fees (including expenses of consultants, attorneys, accountants and other experts). In addition, the arbitrator shall have the authority to award such costs and fees prior to the final award, such as in connection with an application for interim relief.

(vi) The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated in this Agreement

12. ATTORNEY’S FEES. Subject in all respects to Section 11 hereof, should suit be brought to enforce or interpret any part of this Agreement, the substantially prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs, including expert witness fees and fees on any appeal.

13. ENTIRE AGREEMENT; WAIVERS. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof. Unless otherwise specifically provided in this Agreement, a modification, amendment or waiver of any provision of this Agreement shall be effective only when the same shall be in writing and signed by a duly authorized officer of each of the Parties, and only in the specific instance and for the purpose for which given. Neither failure nor delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

14. ASSIGNMENT. FPS can assign its rights and interests hereunder, or grant participations therein, at any time and from time to time without prior notice to or the consent of any other Party. Neither Merchant nor any other Merchant Company may assign any of its rights or interests under, or delegate or assign any of its obligations under, this Agreement without the prior written consent of FPS.

15. AMENDMENTS. This Agreement may only be amended by written instrument signed by each of the Parties.

16. SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefits of the Parties, their respective successors and assigns.

18. COUNTERPARTS/ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile or email (.pdf or otherwise) copies reflecting the Party’s signature hereto, and any such electronic copy shall be sufficient to evidence the signature of such Party as if it were an original signature.

19. DRAFTING. No provision of this Agreement shall be construed against any Party merely because that Party or counsel drafted or revised the provision in question. All Parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the Parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.

20. Amendment and Restatement of Original Exclusivity Agreement. The parties hereto that are party to the Original Exclusivity Agreement (as defined below) hereby confirm, acknowledge and agree that, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in that certain Exclusivity Agreement, dated as of December 20, 2021 (as amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time, the “Original Exclusivity Agreement”), among the applicable Merchant and FPS, are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing contained herein shall impair or adversely affect the continuation without interruption of the Agent’s security interests in the Collateral (as defined in the Loan Agreement). Such security interests are hereby ratified and confirmed in all respects. Other than expressly set forth herein, nothing contained herein shall be construed as a novation of the obligations outstanding under the Original Exclusivity Agreement.

[Signature Pages Follow]

IN WITNESS THEREOF, this Exclusivity Agreement has been duly executed by the Parties as of the Effective Date.

MERCHANT:

TRIDENT WATER, LLC

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE HOSPITALITY LLC

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SIX LOG CLEANING AND SANITIZING LLC

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE WELLNESS LLC

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE SPORTS MANAGEMENT CORp.

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

Address:

c/o Altitude International Holdings, Inc.
4500 SE Pine Valley Street
Port Saint Lucie, FL 34952
Attn: Gregory C. Breunich, CEO
Telephone: 941-730-9547
Email: GBreunich@clubmedacademies.com

FPS:

FEENIX PAYMENT SYSTEMS, LLC

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

Address:

Feenix Payment Systems, LLC
1201 Broadway
Suite 701
New York, NY 10001
Attention: Keith Lee

[Execution Page of FPS to Exclusivity Agreement]

SCHEDULE A

Subject to the immediately following paragraph of this Schedule A, each Merchant Company (other than Hospitality) shall pay or cause to be paid to FPS (or its designee) or the Vendor which is a counterparty to the applicable Merchant Agreement (other than any Merchant Agreement to which Hospitality is a party) (a) all costs, fees and expenses payable pursuant to each such applicable Merchant Agreement (as in effect from time to time) and (b) including, without limitation, with respect to such Merchant Company, an amount equal to (i) 2.90%, plus (ii) $0.30 per transaction (the foregoing fees, costs, expenses and other amounts being referred to herein, collectively, as the “Non-Hospitality Processing Fees”), until the expiration of the Term.

If, at any time, an Event of Default occurs under the Loan Agreement, then (a) the Non-Hospitality Processing Fees due and payable to FPS shall increase to an amount equal to (i) 7.90%, plus (ii) $0.30 per transaction, with the entirety of such increase over the Non-Hospitality Processing Fees in place immediately prior to the increase to be used to pay down principal on the Original Loan (as defined in the Loan Agreement) and (b) the Merchant Companies (other than Hospitality) hereby authorize FPS to release the letter attached as Exhibit A to the relevant third party payment processor.

Subject to the immediately following paragraph of this Schedule A, Hospitality, as a Merchant Company, shall pay or cause to be paid to FPS (or its designee) or the Vendor which is a counterparty to any Merchant Agreement to which Hospitality is a party (a) all costs, fees and expenses payable pursuant to each applicable Merchant Agreement (as in effect from time to time) and (b) including, without limitation, with respect to Hospitality, as a Merchant Company, an amount equal to all interchange pass-through amounts plus (i) 0.75%, plus (ii) $0.05 per transaction (the foregoing fees, costs, expenses and other amounts being referred to herein, collectively, as the “Hospitality Processing Fees” and, together with the Non-Hospitality Processing Fees, the “Processing Fees”), until the expiration of the Term.

If, at any time, an Event of Default occurs under the Loan Agreement, then (a) the Hospitality Processing Fees due and payable to FPS shall increase to an amount equal to all interchange pass-through amounts plus (i) 5.75%, plus (ii) $0.05 per transaction, with the entirety of such increase over the Hospitality Processing Fees in place immediately prior to the increase to be used to pay down principal on the New Loans (as defined in the Loan Agreement) and (b) Hospitality, as a Merchant Company, hereby authorize FPS to release the letter attached as Exhibit A to the relevant third party payment processor.